EXHIBIT 21.1
Subsidiaries of the Registrant

Name of Subsidiary:	State or Country Under Laws of Which Organized
Accounting Services, LLC	Delaware
America’s Innovative Insurance Solutions, Inc.	California
American Driving Records, Inc.	California
ATI Title Agency of Ohio, Inc.	Ohio
ATI Title Company of Alabama, LLC	Alabama
ATI Title Company, LLC	Delaware
Atone Acquisition Corporation	Delaware
Atone Software, Inc.	Delaware
Basis100 Corporation	California
Basis100, Inc.	Canada
C & S Appraisal Services, LLC	Minnesota
CoreLogic Australia Pty Limited	Australia
CoreLogic CMSI, Inc.	Delaware
CoreLogic Commercial Real Estate Services, Inc.	Florida
CoreLogic Consumer Services, Inc.	California
CoreLogic Credco of Puerto Rico, Inc.	Delaware
CoreLogic Credco, LLC	Delaware
CoreLogic Default Information Services, LLC	Florida
CoreLogic Flood Services, LLC	Delaware
CoreLogic Global Services Private Limited	India
CoreLogic Holdings (Mauritius) Limited	Mauritius
CoreLogic Holdings II, Inc.	Delaware
CoreLogic Holdings, Inc.	Delaware
CoreLogic Information Solutions Holdings, Inc.	Delaware
CoreLogic Information Solutions, Inc.	Delaware
CoreLogic Investments Corporation	Cayman Islands
CoreLogic Jenark, Inc.	Maryland
CoreLogic Locate, Inc.	Delaware
CoreLogic Merger Corporation	California
CoreLogic National Background Data, LLC	Delaware
CoreLogic National Data Registry, LLC	Delaware

CoreLogic Proxix Solutions, Inc.	Delaware
CoreLogic Public Records, LLC	Delaware
CoreLogic Real Estate Flood & Tax Solutions, LLC	Delaware
CoreLogic Real Estate Information Services, LLC	California
CoreLogic Real Estate Solutions, LLC	California
CoreLogic Real Property Services, G.P.	Texas
CoreLogic SafeRent, Inc.	Delaware
CoreLogic Services, LLC	Delaware
CoreLogic Solutions Limited	United Kingdom
CoreLogic Supply Chain Security, LLC	Arizona
CoreLogic Tax Services, LLC	Delaware
CoreLogic Teletrack, Inc.	Georgia
CoreLogic US, Inc.	Delaware
CoreLogic Valuation Services, LLC	Delaware
CreditReportPlus, LLC	Maryland
Data Tree LLC	California
E-Net Canada Financial Services Inc.	Canada
Finiti Group, LLC	Delaware
Finiti Title Company of Alabama, LLC	Alabama
Finiti Title, LLC	Delaware
Finiti, LLC	Delaware
First American Capital Trust I	Delaware
First Canadian Credco, Inc.	Canada
First Indian Services Private Limited	India
FPSdirect, LLC	Delaware
Happy Home Buying, Ltd.	Cayman Islands
Harvard Design and Mapping Company, Inc.	Massachusetts
JV Mortgage Solutions, LLC	Delaware
LeadClick Media, Inc.	California
Marketlinx Corp.	Canada
Marketlinx, Inc.	Tennessee

Multifamily Community Insurance Agency, Inc.	Maryland
Omega Insurance Services, Inc.	Florida
Online Mortgage Explorer, Inc.	Canada
Prime Valuation Services, LLC	Delaware
Quantrix Credit Services, LLC	Delaware
RealtyBid International, LLC	Delaware
RealtyBid.com, LLC	Florida
RELS Management Company, LLC	Delaware
RELS Reporting Services, LLC	Iowa
RELS Title Services, LLC	Delaware
RELS, LLC	Delaware
RES Direct, LLC	Delaware
Screeners Advantage, Inc.	Delaware
SecoLink Information Services, LLC	Pennsylvania
SecoLink Management Services, LLC	Pennsylvania
SecoLink Settlement Services, LLC	Pennsylvania
Servicios Profesionales Atlas, S. de R.L. de C.V.	Mexico
Soluciones Prediales de Mexico, S. de R.L. de C.V.	Mexico
Statistics Data, Inc.	Delaware
Teletrack UK Limited	United Kingdom
Texas HoldCo LLC	Texas
Total Mortgage Solutions, L.P.	Delaware
Valuation Information Technology, LLC	Iowa
Valuation Ventures, LLC	Delaware
Westlake Settlement Services LLC	Delaware